Exhibit 32.1

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350

The undersigned, Jamal Khurshid, in his capacities as Chief Executive Officer and Principal Financial Officer of Nukkleus Inc. (the “Registrant”) do each hereby certify with respect to the Quarterly Report on Form 10-Q of the Registrant for the period ended December 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), that, to the best of its knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in this Report.

Date: July 29, 2024	/s/ Jamal Khurshid
Jamal Khurshid
Chief Executive Officer (Principal Executive Officer) and Principal Financial and Accounting Officer